Exhibit 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

The undersigned executive officers of Mayflower Bancorp, Inc. (the “Registrant”) hereby certify that this Transition Report on Form 10-K for the eleven months ended March 31, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Edward M. Pratt
	Name:	Edward M. Pratt
	Title:	President and Chief Executive Officer

By:	/s/ Maria Vafiades
	Name:	Maria Vafiades
	Title:	Chief Financial Officer

Date: June 22, 2012